                              LETTER OF AGREEMENT
   TO TENDER OPTIONS TO ACQUIRE SHARES OF CLASS A AND/OR CLASS B COMMON STOCK
                                       OF

                                 ADVANTA CORP.

                            GRANTED BY ADVANTA CORP.

                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED JANUARY 20, 1998

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 20, 1998, UNLESS THE OFFER IS EXTENDED.

                               TO: ADVANTA CORP.
                      BY HAND, OVERNIGHT COURIER, OR MAIL:
                                 ADVANTA CORP.
                              WELSH & MCKEAN ROADS
                        SPRING HOUSE, PENNSYLVANIA 19477
                             ATTENTION: LIANE COHEN

         BY FACSIMILE:                           TELEPHONE NUMBER:
         (215) 444-5441                            (215) 444-5440

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF AGREEMENT SHOULD BE READ
            CAREFULLY BEFORE THIS LETTER OF AGREEMENT IS COMPLETED.

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE
                     DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS LETTER OF AGREEMENT IS TO BE USED ONLY IF YOU ARE AGREEING, PURSUANT TO SECTION 3 OF THE OFFER TO PURCHASE, TO TENDER ALL OR A PORTION OF VESTED AND OUTSTANDING COMMON STOCK OPTIONS TO ACQUIRE SHARES OF CLASS A COMMON STOCK OR CLASS B COMMON STOCK OF ADVANTA CORP. GRANTED TO YOU BY ADVANTA CORP. IN YOUR CAPACITY AS AN EMPLOYEE OR A MEMBER OF THE BOARD OF DIRECTORS OF ADVANTA CORP. OR OF AN AFFILIATE OF ADVANTA CORP. OR IF YOU ARE AGREEING TO SO TENDER ANY SUCH OPTIONS WHICH YOU ARE ENTITLED TO EXERCISE BY VIRTUE OF YOUR STATUS AS THE REPRESENTATIVE OR BENEFICIARY OF AN EMPLOYEE OR A MEMBER OF THE BOARD OF DIRECTORS OF ADVANTA CORP. OR OF AN AFFILIATE OF ADVANTA CORP.

     OPTION HOLDERS MAY ATTACH THEIR DOCUMENTS RELATING TO THEIR OPTIONS ("OPTION DOCUMENTS") AND TRANSMIT SUCH DOCUMENTS WITH THIS LETTER OF AGREEMENT TO ADVANTA CORP. OR MAY INDICATE THEIR AGREEMENT TO TENDER ALL OR A PORTION OF SUCH OPTIONS ON THE FORM ATTACHED HERETO INDICATING THE DATE OF EACH OPTION GRANT BEING TENDERED, THE NUMBER OF SHARES SUBJECT TO EACH SUCH GRANT AND THE EXERCISE PRICE PER SHARE REQUIRED TO BE PAID ON EXERCISE OF EACH SUCH GRANT, SUBJECT IN ALL CASES TO CONFIRMATION BY ADVANTA CORP. AS TO THE NUMBER OF SHARES, EXERCISE PRICE AND EXERCISABILITY OF ANY SUCH OPTION GRANT OR GRANTS AND SUBJECT FURTHER TO CONFIRMATION BY ADVANTA CORP. THAT THE PERSON TENDERING SUCH OPTIONS HAS THE AUTHORITY, UNDER THE TERMS OF SUCH OPTION GRANTS AND ANY PLAN OR PLANS PURSUANT TO WHICH THEY HAVE BEEN GRANTED, TO EXERCISE THE APPLICABLE OPTION GRANT OR GRANTS.

     BY TENDERING AN OPTION GRANT OR GRANTS PURSUANT TO THE OFFER, THE OPTION HOLDER IS AGREEING THAT ALL OR A PORTION OF THE OPTION GRANT SHALL BE CANCELED IN EXCHANGE FOR A CASH PAYMENT PURSUANT TO THE TERMS OF THE OFFER TO PURCHASE, AND THAT AN OPTION GRANT OR GRANTS FOR THE PORTION OF THE OPTION GRANT OR GRANTS NOT CANCELED SHALL BE RETURNED TO THE OPTION HOLDER HAVING THE SAME TERMS IN ALL RESPECTS AS THE ORIGINAL OPTION GRANT OR GRANTS.

Ladies and Gentlemen:

     The undersigned ("Option Holder") hereby tenders to Advanta Corp., a Delaware corporation (the "Company"), Option Grants to acquire the shares of Class A Common Stock, par value $.01 per share (the "Class A Shares"), and/or Class B Common Stock par value $.01 per share (the "Class B Shares" and together with the Class A Shares, the "Shares"), of the Company indicated by the attachment to this letter of the Option Documents relating to such Option Grants and/or by completing the Option Grant List that is contained in this Letter of Agreement with respect to each such Option Grant, indicating the date of grant, the number of underlying Class A Shares or Class B Shares subject to the Option Grant, the number of such underlying shares for which the Option Grant is exercisable, the exercise price required to be paid per share on exercise of the Option Grant and the portion of the Option Grant which the undersigned is tendering. Upon the terms and subject to the conditions set forth in the Company's Offer to Purchase dated January 20, 1998, and the applicable Letter(s) of Transmittal, receipt of which is hereby acknowledged, and in this Letter of Agreement (which together constitute the "Offer"), each Option Grant shall, to the extent it is redeemed, be redeemed for $40 (the "Purchase Price") with respect to each underlying share of the Company's Class A or Class B Common Stock subject to the portion of the Option Grant being redeemed, minus the amount that the Option Holder would have been required to pay to exercise the portion of the Option Grant being redeemed, and payable net to the undersigned in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer, and subject to any and all other applicable Federal, state and local taxes, including any withholding taxes as may be applicable to payments made with respect to the redemption of the Option Grant or Grants which are characterized as payments of compensation. For purposes of this Letter of Agreement, the term Option Grant means a right to acquire Class A Shares or Class B Shares which has been granted by the Company to any person in his or her capacity as an employee or a member of the Board of Directors of the Company or of an affiliate of the Company.

     Subject to and effective upon acceptance for payment of the Option Grant(s) tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns, and transfers to, or upon the order of, the Company all right, title and interest in and to all the Option Grant(s) tendered hereby and redeemed in accordance with the terms of the Offer and to any rights associated with such Option Grant(s) and to any Shares or other property which could have been acquired under the terms of such Option Grant(s), and agrees that the Company shall have the authority to:

          (a) indicate the cancellation of such Option Grant(s) consistent with the terms of the Offer on the account books or in the records maintained by any person, including the Company; and

          (b) modify any other documents as may relate to the Option Grant(s) tendered consistent with the terms of the Offer.

The undersigned hereby represents and warrants to the Company that:

          (a) the undersigned understands that tenders of the Option Grant(s) pursuant to the procedures described in the Offer and in the Instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that (i) the undersigned has, as of the Expiration Date (as defined in the Offer to Purchase), the right to exercise the Option Grant(s) being tendered hereby, and (ii) such tender of the Option Grants complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended;

          (b) on request, the undersigned will execute and deliver any additional documents the Company deems necessary or desirable to complete the assignment, transfer and purchase of the Option Grants tendered hereby; and

          (c) the undersigned has read and agrees to all of the terms of the Offer.

     The name and address of the Option Holder should be printed in the space provided on page 5 of this Letter of Agreement exactly as they appear on the Option Document(s) relating to the Option Grant(s) identified herein. The Option Grant(s), identified by reference to date of grant, the number of underlying Shares subject to such Option Grant, the exercise price per Share required to be paid on the exercise of each such Option Grant, the number of underlying Shares for which the Option Grant is exercisable and the portion of the Option Grant that the undersigned wishes to tender should be indicated in the Option Grant List that is contained in this Letter of Agreement.

     The undersigned understands that, upon the terms and subject to the conditions of the Offer, the Company will purchase 7,882,750 Class A Shares, treating Option Grants for Class A Shares tendered as the equivalent of such Shares (or such lesser number of Class A Shares as are properly tendered and not withdrawn) and 12,482,850 Class B Shares, treating Option Grants for Class B Shares tendered as the equivalent of such Shares (or such lesser number of Class B Shares as are properly tendered and not withdrawn) at the Purchase Price (as adjusted with respect to any purchase of Option Grants to reflect the exercise price required to be paid under the terms of each Option Grant). The undersigned understands that all Option Grants and Shares properly tendered and not withdrawn prior to the Expiration Date (as such term is defined in the Offer) will be purchased at the Purchase Price (net of the option exercise price in the case of a purchase of an Option Grant), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer, including its proration and conditional tender provisions, and that the Company will return all other Option Grants (and Shares), including Option Grants (and Shares) not purchased because of proration and Option Grants (and Shares) that were conditionally tendered and not accepted. The undersigned understands that no separate consideration will be paid for any Class A Rights or Class B Rights (each as defined in the Offer to Purchase) that may be associated with the Shares underlying the Option Grant or Grants, and that tenders of Option Grants pursuant to the procedures described in the Offer and in the Instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. The undersigned further understands that in the event that proration of tendered Shares is required, those Shares underlying the portion of Option Grants tendered in the Offer will be combined with Shares of the applicable class tendered in the Offer in determining the applicable proration factor (i.e., Shares of a class and Option Grants relating to that class of Shares will be subject to the same proration). If applicable, the pro rata portion of each Option Grant would be accepted for purchase in the Offer.

     THE UNDERSIGNED UNDERSTANDS THAT, ANY PAYMENTS MADE AS A RESULT OF THE TENDER OF AN OPTION GRANT OR GRANTS MAY BE CHARACTERIZED AS BEING IN THE NATURE OF TAXABLE COMPENSATION, AND SHALL, TO THE EXTENT DETERMINED BY THE COMPANY, AND PURSUANT TO ITS NORMAL PROCEDURES FOR PAYMENTS OF COMPENSATION TO EMPLOYEES OR FORMER EMPLOYEES, BE SUBJECT TO ANY AND ALL APPLICABLE FEDERAL, STATE AND LOCAL TAXES, INCLUDING, BUT NOT LIMITED TO, ANY WITHHOLDING TAXES ON COMPENSATION OR OTHER INCOME, AND DEDUCTION OF SUCH AMOUNTS AS MAY BE REQUIRED FOR THE PAYMENT OF SUCH TAXES SHALL BE DEDUCTED FROM THE NET PAYMENT, IF ANY, BEING MADE IN CONNECTION WITH THE REDEMPTION OF THE OPTION GRANT OR GRANTS.

     The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may terminate or amend the Offer or may not be required to purchase any Option Grant(s) tendered hereby or may accept for payment fewer than all of the Option Grant(s) tendered hereby. The undersigned understands that any Option Grant(s) not tendered or not purchased will continue to be subject to the Option Grant(s), and that the Company will provide the undersigned with documentation concerning the portion of the Option Grant(s) which remains outstanding in such circumstances and shall make a corresponding entry on its books and records and any other documents as may pertain to such Option Grant(s).

     The undersigned understands that acceptance of Option Grants by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

     A check for the Purchase Price (net of offsets, including applicable taxes and any offset taking into account the exercise price otherwise required to be paid in connection with the exercise of the Option Grant(s)) for such of the Option Grants as are purchased will be issued to the order of the Option Holder. Such check will be mailed to the address of the Option Holder as recorded on the Company's books and records unless an alternative address is provided for this purpose. Notwithstanding the foregoing, however, with respect to any Option Holder who is an employee or a former employee of the Company or any of its affiliates, the check or the amount that would otherwise be paid by such check, may be paid over or otherwise made available to the Option Holder in accordance with the Company's normal payroll practices, provided that such payment shall be made promptly after the Expiration Date (as defined in the Offer to Purchase).

     All authority conferred or agreed to be conferred in this Letter of Agreement shall not be affected by, and shall survive the death or incapacity of, the undersigned, and any obligations of the undersigned under this Letter of Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     Except as stated in the Offer, this tender is irrevocable. Option Grants tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Company pursuant to the Offer, may also be withdrawn at any time after 12:00 Midnight, New York City time, on March 17, 1998. See Section 4 of the Offer to Purchase.


                           CLASS A OPTION GRANT LIST

            DESCRIPTION OF OPTION GRANTS FOR CLASS A SHARES TENDERED
      (IF SPACE IS NOT ADEQUATE, PLEASE ATTACH A SEPARATE SIGNED SCHEDULE)

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                                                                      NO. OF CLASS A
                                                                    SHARES AS TO WHICH
                                                                     OPTION GRANT IS
                                                    NO. OF CLASS A  EXERCISABLE AS OF    NO. OF CLASS A
                                  EXERCISE PRICE  SHARES SUBJECT TO   THE EXPIRATION         OPTIONS
      DATE OF OPTION GRANT          PER SHARE        OPTION GRANT        DATE(1)           TENDERED(2)
===========================================================================================================

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

                           CLASS B OPTION GRANT LIST

            DESCRIPTION OF OPTION GRANTS FOR CLASS B SHARES TENDERED
      (IF SPACE IS NOT ADEQUATE, PLEASE ATTACH A SEPARATE SIGNED SCHEDULE)

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                                                                      NO. OF CLASS B
                                                                    SHARES AS TO WHICH
                                                                     OPTION GRANT IS
                                                    NO. OF CLASS B  EXERCISABLE AS OF    NO. OF CLASS B
                                  EXERCISE PRICE  SHARES SUBJECT TO   THE EXPIRATION         OPTIONS
      DATE OF OPTION GRANT          PER SHARE        OPTION GRANT        DATE(1)           TENDERED(2)
===========================================================================================================

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

(1)"Expiration Date" means 12:00 Midnight, New York City time, on Friday, February 20, 1998, unless extended by the Company.

(2)If number of Options is not indicated, all of the vested portion of the Option Grant will be tendered in the Offer.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
                                   SIGN HERE
                               (SEE INSTRUCTIONS)

   --------------------------------------------------------------------------
                 SIGNATURE OF OPTION HOLDER (OR REPRESENTATIVE)

   DATED:
   --------------------------------- , 1998

   (Must be signed by the Option Holder exactly as name appears on associated Option Documents or must, if signed by any person having authority to exercise the Option Grants being tendered hereby other than the original Option Holder, be accompanied by documents indicating the basis for such authority, and the following items must be completed. See Instructions.)

   Name:
   --------------------------------------------------------------------------
                                   (PLEASE PRINT)

                                                        Capacity (full title)
   --------------------------------------------------------------------------

   Address:
   --------------------------------------------------------------------------

         --------------------------------------------------------------------
                                  (INCLUDE ZIP CODE)

                                              Area Code and Telephone Number:
   --------------------------------------------------------------------------

                              Taxpayer Identification or Social Security No.:
   --------------------------------------------------------------------------
                           GUARANTEE OF SIGNATURE(S)
                               (SEE INSTRUCTIONS)

                                                        Authorized Signature:
   --------------------------------------------------------------------------

   Name:
   --------------------------------------------------------------------------
                                   (PLEASE PRINT)

                                                                       Title:
   --------------------------------------------------------------------------

                                                                Name of Firm:
   --------------------------------------------------------------------------

   Address:
   --------------------------------------------------------------------------

         --------------------------------------------------------------------
                                  (INCLUDE ZIP CODE)

                                              Area Code and Telephone Number:
   --------------------------------------------------------------------------

   Dated:
   --------------------------------- , 1998

                                  INSTRUCTIONS

                     FORMING PART OF THE TERMS OF THE OFFER

     1. GUARANTEE OF SIGNATURES. No signature guarantee is required if this Letter of Agreement is signed by the Option Holder exactly as the name of the grantee of the Option Grant or Grants being tendered is recorded on the Company's books and records and on the Option Documents relating to such Option Grant or Grants.

     In all other cases, an Eligible Institution (as defined in the Offer to Purchase) must guarantee all signatures on this Letter of Agreement.

     2. DELIVERY OF LETTER OF AGREEMENT. THE METHOD OF DELIVERY OF ALL DOCUMENTS, IN CONNECTION WITH THE TENDER OF ANY OPTION GRANT OR GRANTS IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Except as set forth in the Offer to Purchase, the Company will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Shares. All tendering Option Holders, by execution of this Letter of Agreement (or a facsimile hereof), waive any right to receive any notice of the acceptance of their tender.

     3.  SIGNATURES ON LETTER OF AGREEMENT.

     (a) If this Letter of Agreement is signed by the Option Holder, the signature must correspond exactly with the name of the grantee of the Option Grant(s) relating to the Options being tendered as such name appears on associated Option Documents and on the Company's books and records, unless signed by another person authorized to exercise such Option Grant(s), in which case the instructions in paragraph (b) below must be followed.

     (b) If this Letter of Agreement is signed by a trustee, executor, administrator, guardians, attorneys-in-fact, or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

     4. IRREGULARITIES. The Company will determine, in its sole discretion, all questions as to the portion of any Option Grant(s) to be accepted, the form of documents and the validity, form, eligibility (including timeliness of receipt) and acceptance for payment of any tender of Option Grants and its determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Option Grants determined by it not to be in proper form or the acceptance of or payment for which may be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any particular Option Grants and the Company's interpretation of the terms of the Offer (including these Instructions) will be final and binding on all parties. No tender of Option Grants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Depositary, the Escrow Agent, the Information Agent (as such terms are defined in the Offer to Purchase) nor any other person is or will be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     5. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to, or additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Agreement may be obtained from, the Information Agent at the address and telephone number set forth at the end of this Letter of Agreement.

     IMPORTANT: THIS LETTER OF AGREEMENT OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Payments made to you in connection with the tender of Option Grants may be subject to Federal, state and local withholding requirements. In addition, in the event the Company determines that you are required to provide any additional information relating to possible withholding requirements, you may be requested to provide such information on an appropriate form prior to the time payment is made to you.

                    The Information Agent for the Offer is:
                             D.F. KING & CO., INC.

                                77 Water Street
                            New York, New York 10005
                                 (800) 431-9633

                      The Dealer Manager for the Offer is:
                          BT ALEX. BROWN INCORPORATED

                                 1 South Street
                           Baltimore, Maryland 21202
                                 (800) 638-2596